UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2026

APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
(Address of principal executive offices)		(Zip Code)

4400 West 78th Street, Suite 520	Minneapolis	Minnesota	55435
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:	(952) 835-1874
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
 ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On January 2, 2026, Matthew J. Osberg tendered his resignation as Executive Vice President and Chief Financial Officer of Apogee Enterprises, Inc. (the “Company”). Mr. Osberg’s last day with the Company will be January 16, 2026. The Company has appointed Mark Augdahl as interim Chief Financial Officer, effective January 7, 2026. Mr. Augdahl will serve as the Company’s Principal Financial Officer and Principal Accounting Officer. The Company will begin a search for its next Chief Financial Officer.
Mr. Augdahl, 60, who has served as the Company’s Chief Accounting Officer since 2023, has served in various finance leadership roles at the Company and its subsidiaries for the past 25 years, including as interim Chief Financial Officer.
Mr. Augdahl has no family relationships with any director or other officer of the Company.

Item 7.01	Regulation FD Disclosure
A copy of the Company’s press release announcing the Chief Financial Officer transition has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in the press release is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

99.1	Press Release dated January 7, 2026
104	Cover Page interactive Data file (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
APOGEE ENTERPRISES, INC.
By: /s/Meghan M. Elliott
Meghan M. Elliott
Executive Vice President Chief
Legal Officer and Secretary
Date: January 7, 2026